Exhibit 21.1
SUBSIDIARIES OF PINNACLE WEST CAPITAL CORPORATION
Arizona Public Service Company
     APS Foundation, Inc.
     AXIOM Power Solutions, Inc.
     Bixco, Inc.
     Powertree Carbon Company, LLC
     PWENewco, Inc.
Pinnacle West Energy Corporation (merged into Pinnacle West Capital Corporation 8/1/06)
     GenWest, LLC
     APACS Holdings LLC
Pinnacle West Marketing & Trading Co., LLC
APSES Holdings, Inc.
     APS Energy L.P. (dissolved 9/29/06)
APS Energy Services Company, Inc.
     Apex Power LLC
     Northwind Phoenix LLC
          Tucson District Energy LLC
     Crest Power, LLC
SunCor Development Company
     SunCor Golf, Inc.
          Westworld Golf Course, L.L.C.
     Golden Heritage Homes, Inc.
          Golden Heritage Construction, Inc.
               Golden Heritage Construction Nevada, LLC
          HFS Mortgage, L.L.C. (formerly Heritage Financial Services, LLC)
     SCM, Inc.
     SunCor Realty & Management Company
     Palm Valley Golf Club, Inc.
     Rancho Viejo de Santa Fe, Inc.
          Ranchland Utility Company
     SunCor Idaho, Inc.
     Avimor, LLC (formerly SunCor Idaho, LLC)
     Avimor Water Reclamation Company (f/k/a Foothills Sewer Company)
     Type Two, Inc.
     StoneRidge- Prescott Valley L.L.C.
          StoneRidge Golf Course, LLC
     Hayden Ferry Lakeside East Joint Committee, Inc.
     Hayden Ferry Lakeside II, L.L.C.
     Hayden Ferry Lakeside III, L.L.C.
     Hayden Ferry Lakeside, L.L.C.
          Lakeside Residential Communities, L.L.C.
               Edgewater at Hayden Ferry Lakeside, L.L.C.
               BV at Hayden Ferry Lakeside, L.L.C.
               Waterford at Hayden Ferry Lakeside, L.L.C.
     Club West Golf Course LLC

     SunRidge Canyon, L.L.C.
     Sedona Golf Resort, L.C.
     Kabuto SunCor Joint Venture
     Centrepoint Associates, L.L.P.
     Hidden Hills of Scottsdale, L.C.
     Talavi Associates, L.L.C.
     Coral Canyon Town Center, L.L.C.
     Coral Canyon Town Center II, L.L.C.
     Coral Canyon HD, L.L.C.
     Highland Water Company
     Palm Valley Professional Plaza, LLC
     Ranch Communities of America LLC
     Riverside Distribution Center, LLC
     Scottsdale Mountain Limited Partnership
     SDC Prescott Valley, LLC
     SDC Prescott, LLC
     SDC Yavapai, LLC
     StoneRidge Commercial, L.L.C.
     SunCor New Mexico, Inc.
     SunCor Albuquerque, LLC
     SunCor Construction NM, LLC
     SunCor Utah, Inc.
El Dorado Investment Company
     Aegis Technologies, Inc.
     Underground Imaging Technologies, LLC
     AZ PB Partnership
     El Dorado Ventures III
     Phoenix Downtown Theater LLC
     Nxt-Phase T&D Corporation
     Acoustic Locating Services, LLC
     Arizona Business Accelerator
     PowerOneData, Inc.
     Severon Corporation